Exhibit 3.55

LIMITED LIABILITY COMPANY AGREEMENT

OF

TS EXTENDED WARRANTY, LLC

This Limited Liability Company Agreement of TS Extended Warranty, LLC, dated and effective as of January 27, 2014 (this “Agreement”), is entered into by Tempur-Pedic Management, LLC, as the sole member (the “Member”).

The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:

1. Name. The name of the limited liability company formed hereby is TS Extended Warranty, LLC (the “Company”).

2. Certificates. Dale E. Williams is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware (such filing being hereby approved and ratified in all respects by the Member). Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Manager (as defined herein) thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Manager, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in with the Secretary of State of the State of Delaware. The Manager shall execute, deliver and file, or cause the execution, delivery and filing of any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

3. Purposes. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, including, without limitation, issuing and selling service contracts and extended warranties, and engaging in any and all activities necessary or incidental to the foregoing.

4. Principal Business Office. The principal business office of the Company shall be located at 1000 Tempur Way, Lexington, KY 40511, or such other location as may hereafter be determined by the Manager.

5. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901.

6. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901.

7. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

8. Capital Contributions. The Member is hereby admitted as the Member of the Company upon its execution and delivery of this Agreement. The Member has contributed to the Company, in exchange for the Shares (as defined below), property of an agreed value as listed on the books and records of the Company.

9. Additional Contributions. The Member is not required to make any additional contribution to the capital of the Company. However, the Member may, at any time and in its sole discretion, make additional contributions to the capital of the Company. The Manager shall have no authority to request or otherwise cause the Member to make additional contributions to the capital of the Company.

10. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated solely to the Member.

11. Distributions. Distributions by the Company shall be made to the Member at the times and in the aggregate amounts determined by the Company at the direction of the Manager. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

12. Management.

(a) The management of the Company’s business shall be vested in the person or entity designated by the Member as the manager of the Company within the meaning of the Act (the “Manager”). The Manager, on behalf of the Company, shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the Company’s purposes as set forth in Section 3 hereof. The Manager is an agent of the Company for the purpose of the Company’s business, and the actions of the Manager taken in accordance with such powers shall bind the Company. The Manager may be but need not be a member of the Company. Notwithstanding any other provisions of this Agreement, the Manager is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person or entity, including any member of the Company.

(b) The Member hereby designates Dale E. Williams as the initial Manager, and Dale E. Williams hereby accepts such designation and agrees to be bound by the terms and conditions of this Agreement. Any successor Manager appointed by the Member shall execute an instrument reasonably satisfactory to the Member accepting its designation as manager of the Company and agreeing to act on behalf of the Company in accordance with the terms and conditions of this Agreement.

(c) The Company shall not compensate the Manager for its services in the management of the Company. The Company shall reimburse the Manager for all ordinary and necessary out-of-pocket expenses incurred by the Manager on behalf of the Company.

(d) A Manager may be removed with or without cause at any time by the Member. Any removal of a Manager shall become effective on such date as may be specified by the Member. A Manager may resign from its position as manager of the Company at any time upon not less than 10 days’ prior written notice to the Member.

13. Officers. The Manager may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. The Manager may delegate to any Officer any of the Manager’s powers under this Agreement, including, without limitation, the power to bind the Company. Any delegation pursuant to this Section 13 may be revoked at any time by the Manager. An Officer may be removed with or without cause by the Manager. The Manager hereby designates the following individuals as the initial Officers of the Company:

Name	Title
Dale E. Williams	President and Chief Financial Officer
Wayne Vacek	Vice President
Doug McQuillan	Vice President
William H. Poche	Secretary and Treasurer

14. Other Business. Any Member or Manager and any affiliate of any Member or Manager may engage in or possess an interest in other profit-seeking or business ventures of any kind, nature or description, independently or with others, whether or not such ventures are competitive with the Company and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Member or Manager notwithstanding any duty otherwise existing at law or in equity. No Member or Manager who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company, and such Member or Manager shall not be liable to the Company or to the Members for breach of any fiduciary or other duty by reason of the fact that such Member or Manager pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Company. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement or the relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Company, shall not be deemed wrongful or improper.

15. Exculpation and Indemnification. Neither the Member nor the Manager nor any Officer shall be liable to the Company or any other person or entity who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Manager or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Manager or Officer by this Agreement, except that the Member, Manager or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member’s, Manager’s or Officer’s gross negligence or willful misconduct. To the full extent permitted by applicable law, the Member, the Manager and the Officers shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member, Manager or Officers by reason of any act or omission performed or omitted by such Member, Manager or Officers in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Manager or Officers by this Agreement, except that the Member, the Manager or any Officer shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member, Manager or Officer by reason of its gross negligence or willful misconduct with respect to such acts or omissions. Such indemnification shall survive the resignation, removal, or termination of any such Person as a Member, Manager or Officer of the Company or as such an affiliate regardless of any reason or basis therefor. As part of the right of indemnification under this Section 15, any expenses incurred in the defense, settlement, or disposition of any action, suit or other proceeding and any appeal therefrom shall be paid from time to time by the Company in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the indemnified Person to repay to the Company the amounts so paid if it is ultimately determined that the Company is not required to provide such an indemnity under this Section 15 or otherwise. Such advancement of expenses shall be made by the Company promptly following its receipt of a request therefor by the indemnified Person and of the foregoing undertaking. Any indemnity or advancement under this Section 15 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

16. Assignments. The Member may at any time assign in whole or in part its limited liability company interest in the Company. The transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. If the Member transfers all of its interest in the Company pursuant to this Section 16, such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

17. Resignation. The Member may at any time resign from the Company.

18. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

19. Dissolution.

(a) The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) at any time there are no members of the Company unless the Company is continued in accordance with the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b) The bankruptcy (within the meaning of the Act) of the Member shall not cause the Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

20. Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

21. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

22. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

23. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

24. Sole Benefit of Member. Except as expressly provided in Section 15 hereof, the provisions of this Agreement (including Section 9) are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Member or of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Member shall not have any duty or obligation to any creditor of the Company or of the Member to make any contributions or payments to the Company.

25. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

26. Membership Interest.

(a) The limited liability company interests in the Company are represented by 1,000 authorized and issued units, each with a par value of $0.01 per unit (each, a “Share”). All of a Member’s Shares, in the aggregate, represent such Member’s entire limited liability company interest in the Company.

(b) Upon the issuance of Shares to any Member in accordance with the provisions of this Agreement, the Manager shall cause the Company to issue one or more certificates substantially in the form of Exhibit A hereto, which evidence the ownership of the Shares (each, a “Share Certificate”), in the name of such Member. Each such Share Certificate shall be denominated in terms of the number of Shares evidenced by such Share Certificate and shall be signed by at least one (1) Officer.

(c) The Company shall issue a new Share Certificate in place of any Share Certificate previously issued if the holder of the Shares represented by such Share Certificate, as reflected on the books and records of the Company:

(i) makes proof by affidavit, in form and substance satisfactory to the Manager, that such previously issued Share Certificate has been lost, stolen or destroyed;

(ii) requests the issuance of a new Share Certificate before the Company has notice that such previously issued Share Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Manager, delivers to the Company a bond, in form and substance satisfactory to the Manager, with such surety or sureties as the Manager may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Share Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Manager.

(d) Upon a Member’s transfer in accordance with the provisions of this Agreement of any or all Shares represented by a Share Certificate, such Member shall deliver such Share Certificate to the Company for cancellation, and the Manager shall thereupon cause to be issued a new Share Certificate to such Member’s transferee for the number of Shares being transferred and, if applicable, cause to be issued to such Member a new Share Certificate for that number of Shares that were represented by the canceled Share Certificate and that are not being transferred.

27. Voting by Membership Interest. In any situation that requires action by the Member, the Member may cast one vote for each outstanding Share held by it. Any action required to be taken by the Member will be decided by a majority of outstanding Shares.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

TEMPUR-PEDIC MANAGEMENT, LLC, as sole member

By:	/s/ Dale E. Williams
	Name:	Dale E. Williams
	Title:	Executive Vice President and Chief Financial Officer

Agreed and Accepted By:

/s/ Dale E. Williams
Dale E. Williams

EXHIBIT A

TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

TS EXTENDED WARRANTY, LLC

SHARE CERTIFICATE FOR

SHARES OF TS EXTENDED WARRANTY, LLC

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF.

Certificate Number 1	1000 Shares

TS Extended Warranty, LLC, a Delaware limited liability company (the “Company”), hereby certifies that Tempur-Pedic Management, LLC (the “Holder”) is the registered owner of 1,000 shares of limited liability company interests in the Company (the “Shares”). The rights, powers, preferences, restrictions and limitations of the Shares are set forth in, and this Share Certificate and the Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of the Company dated as of January 27, 2014, as the same may be amended from time to time (the “Limited Liability Company Agreement”). By acceptance of this Share Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Shares evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement. The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business.

This Share Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by one (1) of its Officers.

Dated: January 27, 2014

Name:

AMENDMENT NUMBER ONE

TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

TS EXTENDED WARRANTY, LLC

This Amendment Number One to the Limited Liability Company Agreement of TS Extended Warranty, LLC, a Delaware limited liability company (the “Company”), dated as of February 20, 2014 (this “Amendment”), by Tempur-Pedic Management, LLC, as the sole member of the Company.

WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “Act”), under the name of “TS Extended Warranty, LLC” (the “Initial Name”), pursuant to a Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 27, 2014 (the “Original Certificate”, and a Limited Liability Company Agreement of the Company, dated as of January 27, 2014 (the “Agreement”);

WHEREAS, the Member has determined to change the name of the Company from the Initial Name to “Sealy International Distribution, LLC” (the “New Name”), and desires to amend the Agreement to effect such change; and

WHEREAS, to reflect the change in the name of the Company from the Initial Name to the New Name (the “Company Name Change”), the Manager shall execute, deliver and file the Certificate of Amendment of the Original Certificate with the office of the Secretary of State (the “Name Change Certificate of Amendment”).

NOW, THEREFORE, the undersigned, in consideration of the promises, covenants and agreements contained herein, does hereby agree as follows:

Amendments. The Agreement is hereby as amended as follows:

(a) The name of the Company is hereby changed to “Sealy International Distribution, LLC” and all references in the Agreement to “TS Extended Warranty, LLC” are hereby deleted and replaced with “Sealy International Distribution, LLC”.

(b) The form Share Certificate of the Company shall be amended to reflect the New Name and restated to read in its entirety as set forth on Exhibit A hereto. Exhibit A hereto shall replace Exhibit A to the Agreement.

1. Issuance of Replacement Share Certificate. The Company shall issue a new Share Certificate reflecting the New Name in place of the Share Certificate previously issued to the Member, and the previously issued Share Certificate shall be cancelled.

2. Binding Effect. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and all other parties to the Agreement and their respective successors and assigns.

3. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

5. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.

TEMPUR-PEDIC MANAGEMENT, LLC

/s/ Dale E. Williams
Name:	Dale E. Williams
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A

TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

SEALY INTERNATIONAL DISTRIBUTION, LLC

SHARE CERTIFICATE FOR

SHARES OF SEALY INTERNATIONAL DISTRIBUTION, LLC

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF.

Certificate Number 2	1000 Shares

Sealy International Distribution, LLC, a Delaware limited liability company (the “Company”), hereby certifies that Tempur-Pedic Management, LLC (the “Holder”) is the registered owner of 1,000 shares of limited liability company interests in the Company (the “Shares”). The rights, powers, preferences, restrictions and limitations of the Shares are set forth in, and this Share Certificate and the Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of the Company dated as of January 27, 2014, as the same may be amended from time to time (the “Limited Liability Company Agreement”). By acceptance of this Share Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Shares evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement. The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business.

This Share Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by one (1) of its Officers.

Dated: February , 2014

Name:

AMENDMENT NUMBER THREE TO THE

LIMITED LIABILITY COMPANY AGREEMENT OF

TEMPUR SEALY INTERNATIONAL DISTRIBUTION, LLC

This Amendment Number Three (this “Amendment”) to the Limited Liability Company Agreement of Tempur Sealy International Distribution, LLC, a Delaware limited liability company (the “Company”), is entered into as of August 20, 2015, by Tempur-Pedic Management, LLC, as the sole member of the Company (the “Member”).

NOW, THEREFORE, pursuant to Sections 12 and 23 of the Agreement, Section 12(b) of the Agreement is hereby amended in its entirety to read as follows:

(b) The Member hereby designates Barry Hytinen as the Manager, and Barry Hytinen hereby accepts such designation and agrees to be bound by the terms and conditions of this Agreement. Any successor Manager appointed by the Member shall execute an instrument reasonably satisfactory to the Member accepting its designation as manager of the Company and agreeing to the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this First Amendment as of the date first written above.

TEMPUR-PEDIC MANAGEMENT, LLC, sole member

Dated: August 20, 2015	/s/ James Schockett
	By:	James Schockett
Vice President, Treasurer and Secretary

Agreed and Accepted By:

Dated: August 20, 2015	/s/ Barry Hytinen
Barry Hytinen